Exhibit 99.1

Eagle Pharmaceuticals Announces Receipt of Notification of Deficiency from Nasdaq Regarding Requirement to Timely File Quarterly Report on Form 10-Q

WOODCLIFF LAKE, N.J. — November 29, 2023 — Eagle Pharmaceuticals, Inc. (Nasdaq: EGRX) (the “Company”) today announced that it received a notice (the “Notice”) on November 27, 2023 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it is not currently in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission (the “SEC”), as a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Form 10-Q”) within the prescribed timeframe.

The Notice provides that the Company has 60 calendar days from the date of the Notice, or until January 26, 2024, to submit to Nasdaq a plan to regain compliance with the Rule. If Nasdaq accepts the plan, Nasdaq may grant the Company an exception of up to 180 calendar days from the due date of the Form 10-Q, or until May 7, 2024, to regain compliance. The Company may be able to regain compliance with the Rule by filing the Form 10-Q with the SEC (and any other reports required to be filed) before the end of any such exception period. If the Company fails to regain compliance prior to the expiration of any such exception period or if Nasdaq does not accept the plan of compliance, Nasdaq will issue a determination indicating that the Company is subject to delisting. If that occurs, the Company may request a hearing before a Hearing Panel to review the determination. However, there can be no assurance that Nasdaq will accept such plan or grant an exception period, that any hearing would be successful, or that the Company will be able to regain compliance within the deadline or any exception period that may be granted or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules.

About Eagle Pharmaceuticals, Inc.

Eagle is a fully integrated pharmaceutical company with research and development, clinical, manufacturing and commercial expertise. Eagle is committed to developing innovative medicines that result in meaningful improvements in patients’ lives. Eagle’s commercialized products include PEMFEXY®, RYANODEX®, BENDEKA®, BELRAPZO®, TREAKISYM® (Japan), and BYFAVO® and BARHEMSYS® through its wholly owned subsidiary Acacia Pharma Inc. Eagle’s oncology and CNS/metabolic critical care pipeline includes product candidates with the potential to address underserved therapeutic areas across multiple disease states, and the company is focused on developing medicines with the potential to become part of the personalized medicine paradigm in cancer care. Additional information is available on Eagle’s website at www.eagleus.com.

Forward-Looking Statements Disclaimer

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements with respect to: statements relating to the Company’s SEC filings and the timing thereof, the potential submission of a plan to Nasdaq and the potential for Nasdaq to accept such plan or grant the Company an exception period or the success of any hearing process, and the Company’s ability to regain compliance with the Nasdaq continued listing standards. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the completion of the review and preparation of the Company’s financial statements and the timing thereof, the discovery of additional information, further delays in the Company’s financial reporting, including as a result of unanticipated factors, the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Nasdaq Listing Rules, the possibility that the Nasdaq may delist the Company’s securities and the risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, as well as subsequent filings with the SEC. The Company does not give any assurance that it will achieve its expectations. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations Contacts:

Lisa Wilson

In-Site Communications, Inc.

917-543-9932

lwilson@insitecony.com

Timothy McCarthy, CFA
917-679-9282
tim@lifesciadvisors.com

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